LIFE LAW AND REGULATION

                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371



Michael J. Velotta
 Vice President, Secretary
   and General Counsel

                                   May 1, 2000


TO:                     NORTHBROOK LIFE INSURANCE COMPANY
                        NORTHBROOK, ILLINOIS 60062

FROM:                   MICHAEL J. VELOTTA
                        VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE: FORM N-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NOS. 333-35412 and 811-06116

            With reference to the above-mentioned Registration Statement on Form N-4 ("Registration Statement") filed by Northbrook Life Insurance Company (the "Company"), as depositor, and Northbrook Variable Annuity Account II, as registrant, with the Securities and Exchange Commission covering the individual and group Flexible Premium Deferred Variable Annuity Contracts described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of May 1, 2000:

     1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

          2. The securities registered by the Registration Statement when issued will be valid, legal and binding obligations of the Company.

       I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectuses constituting a part of the Registration Statement.

                                   Sincerely,



                                /s/ Michael J. Velotta
                                ----------------------
                               Michael J. Velotta
                               Vice President, Secretary and
                                General Counsel